CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. ASTERISKS DENOTE THESE OMISSIONS.


September 30, 1999

Ken Overton
ObjectSpace
14850 Quorum Drive, Suite 500
Dallas, Texas 75240

ATTENTION: Ken Overton

SUBJECT: License Agreement Amendment for Contract / Supplement OEM9700287 ("License") License of ObjectSpace Voyager Transactions and ObjectSpace Voyager ORB Professional

This amendment between the parties includes the following Attachments and Exhibits

         - Certificate of Originality
         - Attachment - Escrow Agreement
         - Attachment - Amendment to the Description of Licensed Work
         - Attachment - ObjectSpace Warranty Terms

This document serves as Amendment No. One to the above subject Agreement which the parties thereto do mutually agree to amend as follows:

SECTION 1-DEFINITIONS
Licensed Work is amended to further include (1) ObjectSpace Voyager ORB Professional, in both Object Code and Source Code format, and (2) ObjectSpace Voyager Transactions in Object Code including any other material described in or that conforms to the description in the Attachment entitled "Description of Licensed Work," or that is delivered to Buyer as the Licensed Work, including (but not limited to) Code, associated documentation, and Externals, and (3) Error Corrections and Enhancements.

SECTION 2-RESPONSIBILITIES OF SUPPLIER
Object Space will provide the following Deliverables to Buyer as soon as commercially practical but no later than 30 days from the Effective Date.
         a. one complete Set of the ObjectSpace Voyager Transactions Product in Object Code format as described in the Attachment entitled "Description of Licensed Work."
         b. A completed certificate of originality with the Licensed Work, and with each Enhancement to the Licensed Work, in the form specified in the Attachment entitled "Certificate of Originality."
                  Buyer may suspend payments to Supplier for the Licensed
                  Work if Supplier does not provide a properly completed certificate. Payment will resume after Buyer receives and accepts the certificate.

SECTION 5-LICENSE GRANTS

Supplier grants the following license provisions:

5.1 All license rights and privileges Supplier previously granted to Buyer for the ObjectSpace Voyager Product are now additionally granted for the ObjectSpace Voyager ORB Professional Product and are also granted for ObjectSpace Voyager Transactions Product, however the grants for the latter are for object code only.

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

CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. ASTERISKS DENOTE THESE OMISSIONS.

SECTION 6-PAYMENT

a. For the rights and licenses received, Buyer will pay Supplier a prepaid royalty in the amount of *. The prepaid royalties will be applicable to the first 3 months of shipments of the Tivoli product codenamed Millennium after the product has reached GA. After these 3 months, the royalties will be considered paid in full.

b. Upon shipment of the ObjectSpace Voyager Transactions Product, Supplier will invoice Buyer in the amount of * payable within 45 days after receipt of the invoice.

c. Yearly support fee will cover the ObjectSpace Voyager Transactions Product at no additional charge (note this includes delivery of major and minor enhancements).

CUSTOMER SUPPORT - Tivoli was provided Support*.   Tivoli will use this number
when communicating with ObjectSpace via email to support @objectspace.com < mail to: SUPPORT@OBJECTSPACE.COM >. On a weekly basis (Friday afternoon), a summary list of outstanding issues will be sent to designated Tivoli personnel detailing the last action taken on a particular issue.

If escalation is required on an incident, the request can be made through the support email address, the engineer assigned to the incident, or directly to the Director of Customer Support at ObjectSpace (John Patoskie). Email addresses and phone numbers are:

Phone: 972.726.4442
Fax: 972.715.9012
Email: *@objectspace.com

ObjectSpace will schedule quarterly engineering meetings with Kendall Locke, Millennium Program Manager at Tivoli. During these meetings ObjectSpace will present their current product roadmap. The roadmap will include the content of enhancements and major releases. Tivoli understands that this roadmap is subject to change. ObjectSpace will reasonable effort to include Tivoli's requests in future releases.

RELEASE MECHANISM:

The following login/password has been setup for Tivoli's use:

System: *
Login: *
Password: *
New releases and patches will be placed in this Tivoli accessible directory. ObjectSpace will ensure that the source code therein could be compiled or otherwise processed by Tivoli to produce a binary version of those portions of the Licensed Work, that in all important aspects match the supplied (JAR) file(s) in this Tivoli accessible directory.

The parties acknowledge that they have read this Amendment, understand it, and agree to be bound by its terms and conditions. Further, they agree that this Amendment, its attachments and exhibits and the subject Agreement are the complete and exclusive statement of the agreement between the parties, superseding all proposals or other prior agreement, oral or written, and all other communications between the parties relating to this subject.

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


Please have your authorized representative indicate acceptance thereof by signing both copies of the Amendment and returning one copy to the attention of Rhonda Middleton (Contract Admin) at the address below or at fax number (512) 436-1666.

Agreed To:                                       Agreed To:


ObjectSpace Inc.                                 Tivoli Systems Inc.



By:    /s/ KENNETH J. OVERTON                    By: /s/ RHONDA MIDDLETON
  ----------------------------------                ----------------------------
       AUTHORIZED SIGNATURE                          AUTHORIZED SIGNATURE


Name:  KENNETH J. OVERTON                        Name:  RHONDA MIDDLETON
       -----------------------------                  --------------------------


Date:           10-1-99                          Date:      October 5, 1999
       -----------------------------                  --------------------------





Attachments.

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